Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CAVALRY BANCORP, INC.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             CAVALRY BANCORP, INC.
------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                              N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
                              N/A
------------------------------------------------------------------------------
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
                              N/A
------------------------------------------------------------------------------
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
                             N/A
------------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:
                             N/A
------------------------------------------------------------------------------
(3)  Filing party:
                             N/A
------------------------------------------------------------------------------
(4)  Date filed:
                             N/A
------------------------------------------------------------------------------

                              March 15, 1999





Dear Stockholder:

     You are cordially invited to attend the First Annual Meeting of Stockholders of Cavalry Bancorp, Inc., the holding company for Cavalry Banking. The meeting will be held at the Bank's main office located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 22, 1999 at 10:00 a.m., local time.

     The Notice of First Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Rayburn, Betts & Bates, P.C., the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                       Sincerely,


                                       /s/Ed C. Loughry, Jr.
                                       Ed C. Loughry, Jr.
                                       President and Chief Executive Officer

                            Cavalry Bancorp, Inc.
                          114 West College Street
                        Murfreesboro, Tennessee 37130
                              (615) 893-1234
------------------------------------------------------------------------------

                NOTICE OF FIRST ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On April 22, 1999

------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the First Annual Meeting of Stockholders of Cavalry Bancorp, Inc. ("Company") will be held at the main office of Cavalry Banking located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 22, 1999, at 10:00 a.m., local time, for the following purposes:

     (1)     To elect nine directors of the Company;

     (2) To consider and vote upon a proposal to adopt the Cavalry Bancorp, Inc. 1999 Stock Option Plan;

     (3) To consider and vote upon a proposal to adopt the Cavalry Bancorp, Inc. 1999 Management Recognition Plan; and

     (4) To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/IRA B. LEWIS, JR.
                                 IRA B. LEWIS, JR.
                                 CORPORATE SECRETARY

Murfreesboro, Tennessee
March 15, 1999

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN HE UNITED STATES.
------------------------------------------------------------------------------

------------------------------------------------------------------------------

                             PROXY STATEMENT
                                   OF
                          CAVALRY BANCORP, INC.
                         114 WEST COLLEGE STREET
                      MURFREESBORO, TENNESSEE 37130
                             (615) 893-1234
------------------------------------------------------------------------------

                  FIRST ANNUAL MEETING OF STOCKHOLDERS
                             April 22, 1999
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cavalry Bancorp, Inc. ("Company") to be used at the First Annual Meeting of Stockholders of the Company ("Meeting"). The Company is the holding company for Cavalry Banking ("Bank"). The Meeting will be held at the main office of the Bank located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 22, 1999, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about March 15, 1999.

------------------------------------------------------------------------------
                       VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Stockholders Entitled to Vote. Stockholders of record as of the close of business on March 1, 1999 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of business on the Voting Record Date the Company had 7,161,337shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

     Voting. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, FOR ratification of the adoption of the Cavalry Bancorp, Inc. 1999 Stock Option Plan and FOR ratification of the adoption of the Cavalry Bancorp, Inc. 1999 Management Recognition Plan. If a stockholder attends the Meeting, he or she may vote by ballot.

     If a stockholder is a participant in the Cavalry Banking Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP, and allocated shares for which no voting instructions are received from participants, will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

     The directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Pursuant to the Company's Charter, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

     With respect to the other proposals to be voted upon at the Meeting, stockholders may vote for or against a proposal or may abstain from voting. Adoption of the 1999 Stock Option Plan and the 1999 Management Recognition Plan will each require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. Abstentions and broker non-votes, therefore, will have no effect on the outcome of each of these proposals.

     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended
("Exchange Act").   Based on such reports, the following table sets forth, at
the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group.

                                      Number of Shares     Percent of Shares
Name                                Beneficially Owned (1)    Outstanding
----                                ---------------------- ------------------

Beneficial Owners of More Than 5%

Cavalry Banking Employee Stock
Ownership Plan Trust                       603,060                 8.4%

Directors

William H. Huddleston, III(2)               70,689                 1.0
William H. Huddleston, IV(2)                36,136                 0.5
Gary Brown                                  91,104                 1.3
Frank E. Crosslin, Jr.                      65,845                 0.9
Tim J. Durham                               77,829                 1.1
Ed Elam                                     31,497                 0.4
James C. Cope                               35,749                 0.5
Terry G. Haynes                             91,249                 1.3

Named Executive Officers(3)

Ed C. Loughry, Jr.(4)                       42,355                 0.6
Ronald F. Knight(4)                         44,495                 0.6
William S. Jones                            49,250                 0.7
Hillard C. Gardner                           7,778                 0.1
R. Dale Floyd                               26,271                 0.4

All Executive Officers and                 797,104                11.1
 Directors as a Group (17 persons)

                       (footnotes on following page)

-------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(2) William H. Huddleston, III, will retire at the Meeting and the Board of Directors has nominated his son, William H. Huddleston, IV, to succeed him. See "PROPOSAL I -- ELECTION OF DIRECTORS."
(3) SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Loughry, Knight, Jones, Gardner and Floyd were the Company's only "named executive officers" for the fiscal year ended December 31, 1998.
(4)     Messrs. Loughry and Knight are also directors of the Company.


------------------------------------------------------------------------------
                      PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of nine members.   In
accordance with the Company's Charter, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Mr. William H. Huddleston, III, the Chairman of the Board, has announced that he intends to retire at the Meeting when his successor is duly elected and qualified. The Board of Directors has nominated William H. Huddleston, IV, the son of Mr. Huddleston, III, for election to the Company's Board of Directors at the Meeting. Nine directors, whose names appear in the following table, will be elected at the Meeting to serve for the respective terms set forth in the table, or until their respective successors have been elected and qualified.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the table below. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of all nominees named in the table below.

     The following table sets forth certain information regarding the nominees for election at the Meeting.

                                           Year First Elected or     Term to
    Name                   Age(1)          Appointed Director(2)     Expire(3)

Ronald F. Knight             48                    1990               2000
Tim J. Durham                45                    1986               2000
Ed Elam                      58                    1977               2000
Ed C. Loughry, Jr.           56                    1982               2001
Frank E. Crosslin, Jr.       62                    1985               2001
James C. Cope                49                    1992               2001
Terry G. Haynes              41                    1997               2002
William H. Huddleston, IV    35                    1999               2002
Gary Brown                   56                    1984               2002

                       (footnotes on following page)

--------------
(1)     As of December 31, 1998.
(2)     Includes prior service on the Board of Directors of the Bank.
(3)     Assuming the individual is elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     Ronald F. Knight joined the Bank in 1972 and has served as Executive Vice President and Chief Operating Officer since 1982. Mr. Knight serves as the Chairman of the Rutherford County Chamber of Commerce, serves on the Board of the Tennessee Housing Development Agency, is a committee member of the United Way and is co-founder of a local charity, "Christmas For The Children." Mr. Knight has also served as a director of the Tennessee Bankers Association.

     Tim J. Durham is the owner of Durham Realty & Auction, Inc., a real estate and auction service company, Murfreesboro, Tennessee. Mr. Durham is also a partner in D&H Development Co., commercial and residential developers. He is a member of the Murfreesboro Water and Sewer Board. He served on the Murfreesboro Planning Commission for eight years and is a former member of the Board of Zoning Appeals. Mr. Durham is past President and Director of the Rutherford County Board of Realtors.

     Ed Elam is the Rutherford County Clerk, Murfreesboro, Tennessee, a position he has held since 1973. Mr. Elam is a member of the Christy/Houston Foundation Board and the Evergreen Cemetery Board.

     Ed C. Loughry, Jr. joined the Bank in 1968 and has served as President and Chief Executive Officer of the Bank since 1982. Mr. Loughry has served on the Boards of Directors of the Rutherford County Chamber of Commerce, United Way, Heart Fund, and the FHLB of Cincinnati. He currently serves on Rutherford County 20/20 and the Murfreesboro Conference Center Authority, and is a Director of the Tennessee Bankers Association. He was selected Business Person of the Year in 1993 by the Chamber of Commerce.

     Frank E. Crosslin, Jr. is President and Chairman of the Board of Crosslin Supply Company, Inc., a building supply company, Smyrna, Tennessee. Mr. Crosslin is a member of the Rutherford County Industrial Bond Board and the Smyrna Economic Development Board. Mr. Crosslin is also a past director of the Tennessee Housing Development Agency and the Public Building Authority of Rutherford County.

     James C. Cope is a partner in the law firm, Murfree, Cope, Hudson & Scarlett, Murfreesboro, Tennessee. Mr. Cope serves as attorney for Rutherford County, Tennessee, Middle Tennessee Electric Membership Corporation, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general civil practice of law. He was past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club.

     Terry G. Haynes is the Chief Executive Officer, General Manager and Chief Operating Officer of Haynes Bros. Lumber Co., a retail building supply dealer located in Murfreesboro, Tennessee. Mr. Haynes is a past Chairman of the Rutherford County Chamber of Commerce.

     William H. Huddleston, IV, a professional engineer and registered land surveyor licensed in the State of Tennessee, is the President of Huddleston-Steele Engineering, Inc. in Murfreesboro, Tennessee.

     Gary Brown is the owner and manager of Roscoe Brown, Inc., a heating and air conditioning company, Murfreesboro, Tennessee. Mr. Brown is a member of the Murfreesboro Water Sewer Department Board, the Electrical Examining Board and the Middle Tennessee State University Foundation Board.

------------------------------------------------------------------------------
               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Bank conduct their business through meetings of the Boards and through their committees. During the fiscal year ended December 31, 1998, the Board of Directors of the Company held one meeting in connection with its initial organization and nine subsequent meetings, and the Board of Directors of the Bank held 12 meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     Committees of the Company's Board. The Company's Board of Directors has established Audit, Compensation and Nominating Committees.

     The Audit Committee of the Company also serves as the Audit Committee of the Bank and consists of Directors Durham (Chairman), Elam, Crosslin and Haynes. The Committee receives and reviews all reports prepared by the Company and Bank's external and internal auditor. The Committee meets semi-annually in April and October to review the reports issued by the internal auditor and the external auditor. The Committee also oversees the Company's and the Bank's Y2K compliance. The Audit Committee met five times during the year ended December 31, 1998.

     The Compensation Committee of the Company also serves as the Compensation Committee of the Bank and consists of Directors Brown (Chairman), Durham, and Cope. The Compensation Committee makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee met four times during the fiscal year ended December 31, 1998.

     The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors of the Company. The full Board of Directors met in January 1999 to nominate candidates for election as directors at the Meeting.

     Committees of the Bank's Board. The Bank's Board of Directors has established Executive, Audit and Compensation Committees, among others.

     The Executive Committee, consisting of Directors Huddleston (Chairman), Elam, Brown, Loughry and Knight, has the authority to act on behalf of the Board of Directors in the event of an emergency. The Executive Committee did not meet during the year ended December 31, 1998.

     The Bank's Audit Committee, as indicated above, also serves as the Company's Audit Committee, consists of the same members, and performs the audit function at the Bank level. The Audit Committee met five times during the year ended December 31, 1998.

     The Bank's Compensation Committee, as indicated above, also serves as the Company's Compensation Committee, consisting of the same members, and makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee met four times during the fiscal year ended December 31, 1998.

     The Bank also maintains standing Loan, Investment, Asset Classification, Asset/Liability Management, Trust and Compliance Committees.

------------------------------------------------------------------------------
                           DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

Fees

     All outside directors, other than the Chairman of the Board and the Vice-Chairman of the Board, receive a monthly fee of $1,000. The Chairman of the Board receives a monthly fee of $1,200 and the Vice-Chairman of the Board receives a monthly fee of $1,050. Outside directors receive an additional fee of $200 per Executive Committee, Audit Committee, Compensation Committee and Trust Committee meeting attended. Directors' fees totalled $103,600 for the year ended December 31, 1998. All Directors of the Company receive a monthly fee of $500.

------------------------------------------------------------------------------
                            EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

   The following information is provided for Messrs. Loughry, Knight, Jones, Gardner and Floyd.

                                    Annual Compensation
                               ------------------------------------
                                                       Other Annual All Other
Name and                                                 Compen-     Compen-
Position                       Year  Salary    Bonus     sation(1)  sation(2)
--------                       ----  ------    -----     ---------  ---------
Ed C. Loughry, Jr.             1998 $168,000  $56,112       --       $35,052
President and Chief Executive  1997  162,000   45,360       --        29,143
Officer of the Company and     1996  140,000   43,120       --        18,432
the Bank

Ronald F. Knight               1998  140,000   46,760       --        33,652
Executive Vice President and   1997  135,000   37,800       --        25,143
Chief Operating Officer of     1996  120,000   36,960       --        16,332
the Company and the Bank

William S. Jones               1998   86,333   14,418       --        21,715
Senior Vice President and      1997   70,000    9,800       --        10,675
Chief Administrative Officer   1996   62,500    9,625       --         9,805
of the Company and the Bank

Hillard C. Gardner             1998   85,500   19,279       --        21,671
Senior Vice President and      1997   82,500   11,550       --        12,128
Chief Financial Officer of     1996   79,000   14,666       --        11,720
the Company and the Bank

R. Dale Floyd                  1998   84,000   19,028       --        21,350
Senior Vice President of the   1997   81,500   11,410       --        11,992
                               1996   78,000   17,012       --        11,604
_______________
(1) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(2) For fiscal 1998, includes employer paid medical, dental, group term life and disability insurance premiums and employer 401(k) and ESOP contributions.

     Employment Agreements. The Company and the Bank (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements") with Messrs. Loughry and Knight (individually, the "Executive"). Under the Employment Agreements, the current salary levels for Messrs. Loughry and Knight are $168,000 and $140,000, respectively, which amounts are paid by the Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors. The agreements are terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

     The Employment Agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). Such amounts will be paid in a lump sum within ten business days following the termination of employment. Had a change in control of the Employers occurred in 1998, Messrs. Loughry and Knight would be entitled to payments of approximately $595,371and $510,416, respectively.
Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

     The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

     Severance Agreements. The Company and the Bank (collectively, the "Employers") have entered into two-year severance agreements ("Severance Agreements") with Messrs. Jones, Gardner and Floyd ("Executives"). On each anniversary of the commencement date of the Severance Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board.

     The Severance Agreements provide for severance payments and continuation of insured employee welfare benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the Employment Agreements. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the Severance Agreements as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

     Assuming that a change in control of the Employers had occurred in 1998, Messrs. Jones, Gardner and Floyd would be entitled to payments of approximately $100,750, $149,164 and $103,028, respectively.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's and the Bank's Chief Executive Officer and named executive officers. Insofar as no separate compensation is currently paid by the Company, the Personnel/Compensation Committee of the Bank (the "Committee"), at the direction of the Board of Directors of the Company, has prepared the following report for inclusion in this proxy statement.

     The Personnel/Compensation Committee of the Board of Directors is responsible for establishing and implementing all compensation policies of the Bank and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Company and the Bank and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of the Executive Vice President and certain Senior Vice Presidents of the Company and the Bank and recommends to the Committee individual compensation levels for approval by the Committee.

     The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholders returns. The principals underlying compensation policies are:
(1) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Bank and its subsidiaries; (2) to provide levels of compensation competitive with those offered throughout the banking industry; (3) to motivate executives to enhance long-term shareholder value by helping them build their ownership in the Company; and (4) to integrate the compensation program with the Bank's long-term strategic planning and management process.

     The Bank's current compensation plan involves a combination of salary and bonuses to reward short-term performance, and, in the future, will include grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. Independent compensation consultants, such as Burris and Associates, Murfreesboro, Tennessee, are periodically engaged to review the compensation levels of management as compared with peers with comparable responsibilities in other financial institutions. The Committee also considers compensation surveys prepared by The SNL Executive Compensation Review, and the Ben S. Cole Financial Survey of Executive Salaries and Benefits.

     The Annual Incentive Plan is based on annual performance of the Bank.
The Plan is designed to provide for bonuses at multiples of return on assets as a percentage of salary for corporate officers. The multiple for President Loughry and Executive Vice President Knight is 20 and the multiple for Messrs. Jones, Gardner, Floyd, and all other corporate officers is 10. In addition, the Committee will sometimes award an additional cash bonus to individuals who provided exemplary service that was beneficial to the long-term goals of the Bank.

     During the fiscal year ended December 31, 1998, the base salary of Ed C. Loughry, President and Chief Executive Officer of the Company and the Bank, was $168,000, which represented a 3.7% increase from the previous fiscal year, plus an incentive bonus of $56,112. The Committee believes the current compensation is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

     During the fiscal year ended December 31, 1998, the base salary of Ronald
F. Knight, Executive Vice President and Chief Operating Officer of the Company and the Bank, was $140,000, which represented a 3.7% increase from the previous fiscal year, plus an incentive bonus of $46,760. The Committee believes the current compensation is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

     During the fiscal year ended December 31, 1998, the base salary of William S. Jones, Senior Vice President and Chief Administrative Officer of the Company and the Bank, was $86,333, which represented a 23.3% increase from the previous fiscal year, plus an incentive bonus of $14,418. The Committee believes the current compensation is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

     During the fiscal year ended December 31, 1998, the base salary of Hillard C. Gardner, Senior Vice President and Chief Financial Officer of the Company and the Bank, was $85,500, which represented a 3.6% increase from the previous fiscal year, plus an incentive bonus of $19,278. The Committee believes the current compensation is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

     During the fiscal year ended December 31, 1998, the base salary of R. Dale Floyd, Senior Vice President of the Bank, was $84,000, which represented a 3.1% increase from the previous fiscal year, plus an incentive bonus of $19,028. The Committee believes the current compensation is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

     The Committee also recommends to the Board of Directors the amount of fees paid for service on the Board. The Committee did not recommend a change in Board fees during the fiscal year ended December 31, 1998.

                                 Personnel/Compensation Committee

                                /s/Gary Brown, Chairman
                                /s/Tim J. Durham
                                /s/James C. Cope

     Compensation Committee Interlocks and Insider Participation.   No
executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Personnel Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL Thrift Index.

                             [graph appears here]

                                           Period Ending
                      ------------------------------------------------------
Index                 3/17/98  4/30/98  6/30/98  8/31/98  10/31/98  12/31/98
----------------------------------------------------------------------------
Cavalry Bancorp, Inc.  100.00   116.71   106.01    90.17    95.30    104.10
Nasdaq - Total U.S.    100.00   105.13   106.36    84.61   100.23    124.19
SNL Thrift Index       100.00   102.71    97.24    70.05    79.28     82.91

------------------------------------------------------------------------------
               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 1998 all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were properly and timely complied with, except that Director Frank E. Crosslin inadvertently failed to report in a timely manner a purchase of shares of Common Stock that he made during December 1998.

------------------------------------------------------------------------------
                        TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made pursuant to programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. The Company's subsidiary financial institution is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. At December 31, 1998, loans to directors and executive officers totalled approximately $1.6 million.

     President and Chief Executive Officer Ed C. Loughry, Jr.'s wife is a principal partner in an insurance agency from which the Bank purchases some of its insurance coverage. Mr. Loughry has no ownership interest in the insurance agency and does not participate in its business affairs. Mrs. Loughry is not paid any direct commissions on sales to the Bank. Premiums paid to the insurance agency by the Bank amounted to approximately $127,305 for the year ended December 31, 1998.

------------------------------------------------------------------------------
             PROPOSAL II -- RATIFICATION OF 1999 STOCK OPTION PLAN
------------------------------------------------------------------------------

General

     The Company's Board of Directors adopted the Cavalry Bancorp, Inc. 1999 Stock Option Plan ("Plan") on January 14, 1999, subject to approval by the Company's stockholders. The objective of the Plan is to reward performance and build the participant's equity interest in the Company by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service.

   The following summary is a brief description of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A.

Summary of the Plan

     Type of Stock Option Grants. The Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422(b) of the Code, Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment, and stock appreciation rights ("SARs").

     Administration. The Plan is administered by the Compensation Committee. Subject to the terms of the Plan and resolutions of the Board, the Compensation Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the individuals to whom stock options and other awards will be granted, the type and amount of awards that will be granted, and the terms and conditions applicable to such grants.

     Participants. All officers, directors, directors emeriti and employees of the Company and its subsidiaries are eligible to participate in the Plan.

     Number of Shares of Common Stock Available. The Company has reserved 753,825 shares of Common Stock for issuance under the Plan in connection with the exercise of awards. Shares of Common Stock to be issued under the Plan will be authorized but unissued shares. To the extent the Company utilizes authorized but unissued shares to fund the Plan, the interests of current stockholders will be diluted. Since all options are granted through the use of authorized but unissued Common Stock, current stockholders would be diluted
by approximately 9.6%.    Any shares subject to an award which expires or is
terminated unexercised will again be available for issuance under the Plan.

     Adjustments Upon Changes in Capitalization. Shares awarded under the Plan will be adjusted by the Compensation Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the Common Stock of the Company.

     Stock Option Grants. The exercise price of each ISO or NQSO will be at least equal to the fair market value of a share of Common Stock on the date of grant. The exercise price of an option may be paid in cash, Common Stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Compensation Committee.

     Under the Plan, no ISO is transferable other than by will or the laws of descent and distribution. Any other option shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in the Code, or a gift to any member of the participant's immediate family or to a trust for the benefit of one or more of such immediate family members. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Compensation Committee determines or as may be specified in the Plan. It is anticipated that initial option grants under the Plan will become exercisable in equal installments over a five-year period following the date of grant. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Compensation Committee or specified in the Plan. However, no ISO may be exercised after the tenth anniversary of the date the option was granted.

     Effect of a Change in Control. In the event of a tender offer, exchange offer for shares, or a change in control (as defined in the Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable for a period of sixty days following the date of such change in control, after which any unexercised portion of the option shall revert to being vested as though no change in control had occurred. In addition, in the event of a merger or other corporate event in which the Company is not the surviving entity, the Plan provides that the participant may elect to receive the excess of the fair market value of the Common Stock underlying the option over the option's exercise price in cash or property, as determined in the Compensation Committee's direction.

     Term of the Plan. The Plan will be effective upon stockholder approval. Since the effective date of the Plan will be after the one year anniversary of the effective date of the Bank's mutual to stock conversion, options granted under the Plan will not be subject to certain restrictions (including a limitation on the acceleration of vesting in the event of a change in control) otherwise applicable to stock compensation plans implemented prior to the first anniversary of the Bank's mutual-to-stock conversion. The Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

     Amendment of the Plan. The Plan allows the Board to amend, suspend or terminate the Plan without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a long-term capital gain or loss.

     On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly reports the income in respect of the exercise. The disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

     The following table sets forth information regarding the number of options anticipated to be granted under the Plan following the effective date of the Plan.

                                            Anticipated
Name and Position                       Stock Option Grant
-----------------                       ------------------

Ed C. Loughry, Jr.                           180,957
President and Chief Executive Officer
of the Company and the Bank

Ronald F. Knight                             143,266
Executive Vice President and Chief
Operating Officer of the Company and the Bank

                    (table continued on following page)

                                          Anticipated
Name and Position                     Stock Option Grant

William S. Jones                              23,846
Senior Vice President and Chief
Administrative Officer of the Company
and the Bank

Hillard C. Gardner                            23,846
Senior Vice President and Chief Financial
Officer of the Company and the Bank

R. Dale Floyd                                 18,846
Senior Vice President of the Bank

All executive officers as a group            471,145
(nine persons, including Messrs. Loughry,
Knight, Jones, Gardner and Floyd)

All non-employee directors as a group
(seven persons)                              226,142

     The balance of the options, if any, that may be granted under the Plan are expected to be allocated in the future to current and prospective non-employee directors, officers and employees.

Board of Directors Recommendation

     The Board of Directors recommends a vote "FOR" the adoption of the Plan attached as Exhibit A.

------------------------------------------------------------------------------
                  PROPOSAL III -- RATIFICATION OF THE
                   1999 MANAGEMENT RECOGNITION PLAN
------------------------------------------------------------------------------

General

     Subject to approval by the Company's stockholders, the Board of Directors of the Company adopted the Cavalry Bancorp, Inc. 1999 Management Recognition Plan ("MRP") on January 14, 1999 for the benefit of officers, employees and non-employee directors of the Company and its subsidiaries. The objective of the MRP is to reward performance and build the participant's equity interest in the Company by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service. In addition, the company believes that the MRP will provide an important retention incentive for key personnel.

     The following summary is a brief description of the material features of the MRP. This summary is qualified in its entirety by reference to the MRP, a copy of which is attached as Exhibit B.

Summary of the MRP

     Type of Stock Awards. The MRP provides for the award of Common Stock in the form of restricted stock awards which are subject to the restrictions specified in the MRP or as determined by a committee of the Company's Board of Directors.

     Administration. The MRP is administered by the Compensation Committee. Subject to the terms of the MRP and resolutions of the Board, the Compensation Committee interprets the MRP and is authorized to make all determinations and decisions thereunder. The Compensation Committee also determines the individuals to whom restricted stock awards will be made, the number of shares of Common Stock covered by each award and the terms and conditions applicable to such award.

     Participants. All officers, employees, directors and directors emeriti of the Company and its subsidiaries are eligible to participate in the MRP.

     Number of Shares of Common Stock Available. The Company has reserved 301,530 shares of Common Stock for issuance under the MRP in the form of restricted stock. Shares of Common Stock to be issued under the MRP will be authorized but unissued shares. Since all MRP shares are awarded through the use of authorized but unissued Common Stock, current stockholders would be
diluted by approximately 4.1%.   Any shares subject to an award which is
forfeited or is terminated will again be available for issuance under the MRP.

     Adjustments Upon Changes in Capitalization. Shares awarded under the MRP will be adjusted by the Compensation Committee in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the Common Stock of the Company.

     Restricted Stock Awards. Awards under the MRP will be made in the form of restricted shares of Common Stock that are subject to restrictions on transfer of ownership. It is anticipated that the initial awards under the MRP will vest in equal installments over a five-year period beginning on the first anniversary of the date of grant. Compensation expense in the amount of the fair market value of the Common Stock at the date of the grant to the recipient will be recognized during the period over which the shares vest. If a recipient terminates service with the Company or its subsidiaries for reasons other than death or disability, or normal retirement after attainment of age 65, the recipient forfeits all rights to shares under restriction. If such termination is caused by death, disability, or normal retirement after attainment of age 65, all restrictions expire and all shares allocated become unrestricted. A recipient will be entitled to voting, dividends and other stockholder rights with respect to the shares while restricted.

     Effect of a Change in Control. In the event of a tender offer, exchange offer for shares, or a change in control (as defined in the MRP) of the Company, each outstanding award under the MRP will become fully vested at the election of the participant that is made within 60 days following such event. If the participant does not make such election within the 60 day period, the restricted shares will continue to vest as though no such event had occurred.

     Term of the MRP. The MRP will be effective upon stockholder approval. Since the effective date of the MRP will be after the one year anniversary of the effective date of the Bank's mutual to stock conversion, awards under the MRP will not be subject to certain restrictions (including a limitation on the acceleration of vesting in the event of a change in control) otherwise applicable to stock compensation plans implemented prior to the first anniversary of the Bank's mutual-to-stock conversion. The MRP will expire on the tenth anniversary after the effective date, unless sooner terminated by the Board.

     Amendment of the MRP. The MRP allows the Board to amend, alter, suspend, or terminate the MRP without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement, provided, however, that no such amendment, suspension or termination shall impair the rights of any participant, without his or her consent, in any award theretofore made pursuant to the MRP.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of awards of restricted stock under the MRP is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     A participant who has been awarded restricted stock under the MRP and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount (if any) paid therefor. Any dividend paid to the recipient on the restricted stock at or prior to such time will be ordinary income to the recipient and deductible as such by the Company.

     A recipient of a restricted stock award who makes an election under
Section 83(b) of the Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of such stock at such time over the amount (if any) paid therefor. Any dividends subsequently paid to the recipient on the restricted stock will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse.

New Plan Benefits

   The following table sets forth information regarding the number of restricted shares anticipated to be granted under the MRP following its effective date.

                                           Anticipated
Name and Position                     Restricted Stock Grant
-----------------                     ----------------------

Ed C. Loughry, Jr.                            75,382
President and Chief Executive Officer
of the Company and the Bank

Ronald F. Knight                              60,314
Executive Vice President and Chief
Operating Officer of the Company and
the Bank

William S. Jones                               7,538
Senior Vice President and Chief
Administrative Officer of the Company
and the Bank

Hillard C. Gardner                             7,538
Senior Vice President and Chief Financial
Officer of the Company and the Bank

R. Dale Floyd                                  7,538
Senior Vice President of the Bank

All executive officers as a group            188,462
(nine persons, including Messrs. Loughry,
Knight, Jones, Gardner and Floyd)

All non-employee directors as a group
(seven persons)                               90,454

     The balance of the shares, if any, that may be issued pursuant to the MRP is expected to be allocated in the future to current and prospective non-employee directors, officers and employees.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote "FOR" the ratification of the adoption of the MRP attached as Exhibit B.

------------------------------------------------------------------------------
                               AUDITORS
------------------------------------------------------------------------------

     The Board of Directors has appointed Rayburn, Betts & Bates, P.C., independent public accountants, to serve as the Company's auditors for the fiscal year ending December 31, 1999. A representative of Rayburn, Betts & Bates, P.C. will be present at the Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires.

------------------------------------------------------------------------------
                               OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.
------------------------------------------------------------------------------
                             MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Corporate Communications, Nashville, Tennessee, to assist in soliciting proxies for a fee of $2,500, plus reimbursable expenses.

     The Company's Annual Report to Stockholders has been mailed to stockholders as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

------------------------------------------------------------------------------
                          STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 114 West College Street, Murfreesboro, Tennessee, no later than November 15, 1999. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Charter generally provides that stockholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company 120 calendar days in advance of the month and day the Company's proxy statement to stockholders was mailed to stockholders the preceding year; provided however, that if notice is given fewer than 40 calendar days before the meeting, such written notice shall be delivered to the secretary of the Company not later than the close of the tenth calendar day following the day on which notice of the meeting was mailed to stockholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and
(v) as to the stockholder giving such notice (a) his name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such stockholder.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/IRA B. LEWIS, JR.
                                 IRA B. LEWIS, JR.
                                 SECRETARY

Murfreesboro, Tennessee
March 15, 1999

------------------------------------------------------------------------------
                                  FORM 10-K
------------------------------------------------------------------------------

A copy of the Company's Form 10-K for the fiscal year ended December 31, 1998, as filed with the SEC will be furnished without charge to persons who were stockholders as of the close of business on the Voting Record Date upon written request to Ira B. Lewis, Jr., Secretary, Cavalry Bancorp, Inc., 114 West College Street, Murfreesboro, Tennessee 37130.
------------------------------------------------------------------------------

                                                                    Exhibit A

                           CAVALRY BANCORP, INC.

                          1999 STOCK OPTION PLAN


     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, emeritus directors and employees of the Corporation and its Affiliates.

     2.    Definitions.  The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Right, or any combination thereof, as provided in the Plan.

     "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

     "Board" -- means the board of directors of the Corporation.

     "Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Corporation" -- means Cavalry Bancorp, Inc., a Tennessee corporation, and any successor thereto.

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under
Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

     "Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 (the "Exchange Act") on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

     "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

     "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
Option.

     "Participant" -- means any director, emeritus director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this Cavalry Bancorp, Inc. 1999 Stock Option Plan.

     "Related" -- means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof.

     "Right" -- means a stock appreciation right with respect to Shares granted by the Committee pursuant to the Plan.

     "Shares" -- means the shares of common stock of the Corporation.

     "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) a director, emeritus director or employee of the Corporation or any Affiliate for purposes of any other Award.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards;
(ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.    Shares Subject to Plan.

           (a) Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 753,825 plus (i) the number of Shares repurchased by the Corporation in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Corporation from the exercise of Options granted under the Plan; plus (ii) any Shares surrendered to the Corporation in payment of the exercise price of Options granted under the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

           (b) During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 250,000 Shares, subject to adjustment as provided in Section 6.

     5.    Awards.

           (a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

               (i) Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

              (ii) Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than 10 years in the case of an Incentive Stock Option or 15 years in the case of a Non-Qualified Stock Option.

             (iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

              (iv) Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

               (v) Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) two years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

           (b) Rights. A Right shall, upon its exercise, entitle the Participant to whom such Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional Shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the exercise price of such Right, multiplied by the number of Shares with respect to which such Right shall have been exercised. A Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Right was exercised. Upon the exercise or termination of a Related Option, any Related Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

     6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, capital distribution, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

     7. Effect of Merger on Options or Rights. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     8. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast,
(ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, and except as otherwise provided in an employment agreement or arrangement between the Corporation or an Affiliate and the Participant, all Options and Rights granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of 60 days following such date, after which each such Option and Right shall revert to being exercisable in accordance with the other provisions of such Option or Right; provided, however, that no Option or Right which has previously been exercised or otherwise terminated shall become exercisable.

     9. Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

     10. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     11. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     12. Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

     13.   Amendment or Termination.

           (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

           (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

     14. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 13 hereof.

                                 * * * * *

                                                                   Exhibit B

                           CAVALRY BANCORP, INC.

                     1999 MANAGEMENT RECOGNITION PLAN


     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, emeritus directors and employees of the Corporation and its Affiliates.

     2.    Definitions.  The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of Restricted Stock, as provided in the Plan.

     "Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

     "Board" -- means the board of directors of the Corporation.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Corporation" -- means Cavalry Bancorp, Inc., a Tennessee corporation, and any successor thereto.

     "Participant" -- means any director, emeritus director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this Cavalry Bancorp, Inc. 1999 Management Recognition
Plan.

     "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 5 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" -- means Shares awarded to a Participant by the Committee pursuant to Section 5 hereof.

     "Shares" -- means the shares of common stock of the Corporation.

     "Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not a director, emeritus director or employee of the Corporation or any Affiliate. Service shall not be considered to have ceased in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4.    Shares Subject to Plan.  Subject to adjustment by the operation of
Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 301,530 Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

     5. Terms and Conditions of Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions as the Committee shall determine:

           (a) At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period, during which or at the expiration of which, as the Committee shall determine and provide in the Award Agreement, the Shares awarded as Restricted Stock shall no longer be subject to restriction.
           Subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraph (c) of this Section 5 and Section 6 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends with respect to the Restricted Stock.

                 The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

           (b) If a Participant incurs a Termination of Service for any reason (other than death, disability, or normal retirement after attainment of age 65), all Shares of Restricted Stock awarded to such Participant and which at the time of such Termination of Service are subject to the restrictions imposed pursuant to paragraph (a) of this Section 5 shall upon such Termination of Service be forfeited and returned to the Corporation. If a Participant incurs a Termination of Service by reason of death, disability or normal retirement after attainment of age 65, the Restricted Period with respect to the Participant's Restricted Stock then still subject to restrictions shall thereupon lapse.

           (c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

                   The transferability of this certificate and the Shares of
                stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the

                Cavalry Bancorp, Inc. 1999 Management Recognition Plan.
                Copies of such Plan are on file in the office of the Secretary of Cavalry Bancorp, Inc., P.O. Box 188, Murfreesboro, Tennessee 37133-0188.

           (d) At the time of any Award, the Participant shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine.

           (e) Upon the lapse of the Restricted Period, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 5 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 5, and the Shares represented by such certificate(s) shall be free of the restrictions imposed pursuant to paragraph (a) of this Section 5.

     6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, capital distribution, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any Award which is adjusted as a result of this Section 6 shall be subject to the same restrictions as the original Award, and the certificate[s] or other instruments representing or evidencing such Restricted Stock shall be legended and deposited with the Corporation in the manner provided in Section 5(c) hereof.

     7. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 7 shall be deemed a "change in control": (i) any third person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast,
(ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, and except as otherwise provided in an employment agreement or arrangement between the Corporation or an Affiliate and the Participant, at the election of a Participant that is made within 60 days following such date, the Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse and all Shares awarded hereunder as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If the Participant does not make such election within 60 days following such tender offer, exchange offer, or change in control, such Shares shall continue to be vested in accordance with the other provisions of such Award; provided, however, that no Award which has previously been forfeited shall become vested.

     8. Assignments and Transfers. During the Restricted Period, no Award nor any right or interest of a Participant in any instrument evidencing an Award may be assigned, encumbered or transferred other than by will, the laws of descent and distribution or pursuant to a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code.

     9. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate.

Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     10. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     11. Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

     12.   Amendment or Termination.

           (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

           (b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

     13. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten years thereafter unless sooner terminated under Section 12 hereof.

                                 * * * * *

                             REVOCABLE PROXY
                          CAVALRY BANCORP, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                   FIRST ANNUAL MEETING OF STOCKHOLDERS
                             APRIL 22, 1999

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Cavalry Bancorp, Inc. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Cavalry Bancorp, Inc. ("Company") which the undersigned is entitled to vote at the First Annual Meeting of Stockholders ("Meeting"), to be held at the main office of Cavalry Banking located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 22, 1999, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated.

     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                        (Continued on reverse side)
-----------------------------------------------------------------------------
                         ^ FOLD AND DETACH HERE ^


1. The election as director    Nominees:                                            FOR  AGAINST ABSTAIN
   of the nominees listed      Ronald F. Knight       2. The ratification of the    [ ]    [ ]     [ ]
   below (except as marked       (one-year term)         adoption of the Cavalry
   to the contrary below).     Tim J. Durham             Bancorp, Inc. 1999 Stock
                                 (one-year term)         Option Plan
   FOR    WITHHOLD AUTHORITY   Ed Elam
   all        to vote for        (one-year term)      3. The ratification of the    [ ]    [ ]     [ ]
 nominees    all nominees      Ed C. Loughry, Jr.        adoption of the Cavalry
                                 (two-year term)         Bancorp, Inc. 1999 Manage-
   [ ]          [ ]            Frank E. Crosslin, Jr.    Ment Recognition Plan
                                 (two-year term)
                               James C. Cope          4. In their discretion, upon
                                 (two-year term)         such other matters as may
                               Terry G. Haynes           properly come before the
                                 (three-year term)       meeting
                               William H. Huddleston, IV
                                 (three-year term)
                               Gary Brown
                                 (three-year term)



INSTRUCTION: To withhold your vote for any individual       The undersigned acknowledges receipt from the
nominee, write that nominee's name on the line below:       Company prior to the execution of this proxy
                                                            of this proxy of the Notice of First Annual
----------------------------------------------------        Meeting of Stockholders, a Proxy Statement
                                                            For the First Annual Meeting of Stockholders,
                                                            and the 1998 Annual Report to Stockholders.

                                                            Dated:
                                                                  ---------------------------------, 1999

                                                            ---------------------------------------------
                                                                   PRINT NAME OF STOCKHOLDER

                                                            ---------------------------------------------
                                                                   SIGNATURE OF STOCKHOLDER

                                                            ---------------------------------------------
                                                                   PRINT NAME OF STOCKHOLDER

                                                            ---------------------------------------------
                                                                   SIGNATURE OF STOCKHOLDER

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.



--------------------------------------------------------------------------------------------------------
                                         ^ FOLD AND DETACH HERE ^
